Exhibit 10.1

AMENDMENT NUMBER TWO

TO THE ALLIANCE GAMING CORPORATION

AMENDED AND RESTATED

2001 LONG TERM INCENTIVE PLAN

WHEREAS, Bally Technologies, Inc., a Nevada corporation formerly known as Alliance Gaming Corporation (the “Company”), adopted the Alliance Gaming Corporation Amended and Restated 2001 Long Term Incentive Plan (the “Plan”), which Plan was originally approved by the stockholders of the Company on December 11, 2001 and was amended and restated on June 30, 2004;

WHEREAS, the Company has determined that an amendment should be made to the Plan to increase the number of shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), issuable thereunder to 10,550,000 shares, which increase was approved by affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting of stockholders held on March 6, 2006;

WHEREAS, the Company has determined that an amendment should be made to the Plan to change the name thereof from the Alliance Gaming Corporation Amended and Restated 2001 Long Term Incentive Plan to the Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan; and

WHEREAS, the Company is authorized to amend the Plan pursuant to Section 18 thereof.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       That the title of the Plan is amended by replacing Alliance Gaming Corporation with Bally Technologies, Inc., so that the title, as amended, reads in its entirety as follows:

The Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan

2.                                       That the first sentence of the introduction to the Plan is amended by replacing Alliance Gaming Corporation with Bally Technologies, Inc., so that the first sentence of the introduction, as amended, reads in its entirety as follows:

The 2001 Long Term Incentive Plan was originally established by the Board of Directors (the “Board”) of Bally Technologies, Inc. (the “Company”) and was approved by shareholders of the Company on December 11, 2001.

3.                                       That the first sentence of section 1 of the Plan is amended by replacing Alliance Gaming Corporation with Bally Technologies, Inc., so that the first sentence of section 1, as amended, reads in its entirety as follows:

The Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan (the “Plan”) is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, the “Subsidiaries” and individually, a “Subsidiary”), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary.

4.                                       That the first sentence of section 3 of the Plan is amended by replacing 10,000,000 with 10,550,000, so that the first sentence of section 3, as amended, reads in its entirety as follows:

“Limitation on Number of Shares. The number of shares which may at any time be made subject to options or Stock Appreciation Rights, or which may be issued upon the exercise of options or Stock Appreciation Rights granted under the Plan or made subject to grants of restricted stock or restricted stock units, is limited to an aggregate of 10,550,000 shares of the common stock, $.10 par value, of the Company (the “Stock”).

5.                                       That the third sentence of section 13 of the Plan is amended by replacing 600,000 with 900,000, so that the third sentence of section 13, as amended, reads in its entirety as follows:

No more than 900,000 shares of Stock may be granted as Awards of restricted stock or restricted stock units.

6.                                       That the third sentence under the heading “The Plan” is amended by replacing (702) 270-7600 with (702) 584-7700, and by replacing Alliance Gaming Corporation with Bally Technologies, Inc., so that the third sentence under the heading “The Plan”, as amended, reads in its entirety as follows:

Additional information about the Committee may be obtained by calling the office of the Secretary of the Company at (702) 584-7700, or by writing the Company’s Secretary at Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119-3605.

Executed this 8th day of May, 2006, to be effective as of March 6, 2006.

Mark Lerner

/s/ Mark Lerner
Senior Vice President, General Counsel
and Secretary